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                                                                  EXHIBIT (a)(3)

                             ARTICLES SUPPLEMENTARY

                         PILGRIM INVESTMENT FUNDS, INC.

      Pilgrim Investment Funds, Inc., a Maryland corporation (hereinafter called the "Corporation"), hereby certifies to the State Department of assessments and Taxation of Maryland that:

      FIRST: The Corporation is authorized to issue five hundred million shares (500,000,000) shares of Common Stock, $0.10 par value per share, with an aggregate par value of $50 million which have been previously classified as follows: eighty million (80,000,000) shares of authorized but unissued pilgrim MagnaCap Fund series Class A Common Stock; eighty million (80,000,000) shares of authorized but unissued Pilgrim MegnaCap Fund series Class B Common Stock; forty million (40,000,000) shares of authorized but unissued Pilgrim MegnaCap Fund series Class M Common Stock; eighty million (80,000,000) shares of authorized but unissued Pilgrim High Yield Fund series Class A Common Stock; eighty million (80,000,000) shares of authorized but unissued Pilgrim High Yield Fund series Class B Common Stock; forty million (40,000,000) shares of authorized but unissued Pilgrim High Yield Fund series Class M Common Stock; and one hundred million (100,000,000) shares of Common Stock without further classification of designation. These Articles Supplementary do not increase the total authorized capital stock of the corporation or the aggregate par value thereof.

      SECOND: The Board of Directors hereby classifies and designates one hundred million (100,000,000) shares of Common Stock previously unclassified or designated as follows: forty million (40,000,000) shares of Common Stock as authorized but unissued Pilgrim MegnaCap Fund series Class C Common Stock; forty million (40,000,000) shares of Common Stock as authorized but unissued Pilgrim High Yield Fund series Class C Common Stock; and twenty million (20,000,000) shares of Common Stock as authorized but unissued Pilgrim High Yield Fund Class Q shares of Common Stock.

      THIRD: The shares of Class C Common Stock of Pilgrim MegnaCap Fund series and the shares Class C and Class Q Common Stock of Pilgrim High Yield Fund series (collectively, the "Funds," each a "Fund") classified hereby shall have the preferences conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as currently set forth in Article FIFTH of the charter of the Corporation and those set forth as follows:

            (a) At such times as may be determined by the Board of Directors (or with the authorization of the Board of Directors, the officers of the Corporation) in accordance with the Investment Company Act of 1940, as amended, and applicable rules and regulations of the National Association of Securities Dealers, Inc. and reflected in the registration statement of the respective Fund, current as of the time such shares are issued, shares of Class C or Class Q

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Common Stock of such Fund may be automatically converted into shares of another class of capital stock of the respective Fund based on the relative net asset value of such classes at the time of conversion, subject, however, to any conditions of conversion that may be imposed by the Board of Directors (or with the authorization of the Board of Directors, the officers of the Corporation) and reflected in such current registration statement relating to the respective Fund as aforesaid.

      FOURTH: The Board of Directors of the Corporation has classified and designated the shares described above pursuant to authority contained in the Corporation's charter.

      The undersigned Senior Vice President of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and states that to the best of his knowledge, information and belief, the matters and facts set forth in this Articles with respect to authorization and approval are true in all material respects and that this statement is made under penalties of perjury.

      IN WITNESS WHEREOF, Pilgrim Investment Funds, Inc. has caused this Articles Supplementary to be signed and filed in its name and on its behalf by its Senior Vice President, and witnessed by its Secretary on May 24, 1999.

                                         PILGRIM INVESTMENT FUNDS, INC.

                                         By: /s/ James R. Reis
                                             -----------------------------------
                                             James R. Reis
                                             Executive Vice President

ATTEST:

/s/ James M. Hennessy
-------------------------
James M. Hennessy
Secretary